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                                                                     EXHIBIT (i)

DECHERT
1775 Eye Street N.W.
Washington, DC 20006


September 25, 2001

Pacific Funds
700 Newport Center Drive
Newport Beach, California  92660


Re:  Pacific Funds
     Registration Statement on Form N-1A
     (Registration Nos. 333-61366, 811-10385)
     ----------------------------------------

Dear Sirs and Madams:

We have acted as counsel for Pacific Funds (the "Fund"), a business trust organized and validly existing under the laws of the State of Delaware, in connection with the above-referenced Registration Statement filed on Form N-1A relating to the issuance and sale by the Fund of an indefinite amount of authorized shares of beneficial interest under the Securities Act of 1933, as amended (1933 Act"), and under the Investment Company Act of 1940, as amended (the "Registration Statement"). We have examined such governmental and corporate certificates and records as we deemed necessary to render this opinion, and we are familiar with the Fund's Certificate of Trust, Declaration of Trust and By-Laws.

Based upon the foregoing, we are of the opinion that the shares proposed to be sold pursuant to the Fund's Registration Statement when it is made effective by the Securities and Exchange Commission, will have been validly authorized and, when sold in accordance with the terms of the Registration Statement and the requirements of applicable federal and state law and delivered by the Fund against payment in accordance with the terms of the Registration Statement, will have been legally and validly issued and will be fully paid and non-assessable by the Fund.

We hereby consent to the filing of this opinion as an exhibit to the Fund's Registration Statement to be filed with the Securities and Exchange Commission, and to the use of our name in the Fund's Prospectus and/or Statement of Additional Information contained in the Registration Statement, and in any revised or amended versions thereof. In giving such consent, however, we do not admit that we are within the category of persons whose consent is required by
Section 7 of the 1933 Act, and the rules and regulations thereunder.

Very truly yours,


/s/ Dechert Price & Rhoads